Exhibit 99.1

Timber Pharmaceuticals Provides Business Update and Announces Third Quarter 2021 Financial Results

Positive Top Line Phase 2b Study Data for Lead Asset TMB-001 and Capital Raise of $17.25 Million Announced Subsequent to Quarter End

BASKING RIDGE, NJ, November 15, 2021 -- Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today provided a business update and announced financial results for the third quarter ended September 30, 2021.

John Koconis, Chairman and Chief Executive Officer of Timber, commented, “In the third quarter Timber was excited to complete the Phase 2b CONTROL Study of congenital ichthyosis for its lead asset, TMB-001. The positive topline data was released in early October and demonstrated clinically meaningful efficacy with a favorable safety profile that supports continued development. We believe this data readout helped us to raise gross proceeds of $17.25 million of new capital, positioning Timber to proceed on its path toward a Phase 3 study. The new capital will also be used to complete the Phase 2b clinical trial evaluating TMB-002 (topical rapamycin) which recently completed enrolment, of which the top line data readout is expected in the third quarter of 2022. With new capital in place, we look forward to continuing to advance toward meeting the needs of patients with rare and orphan dermatologic diseases.”

Recent Highlights

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Timber completed the Phase 2b CONTROL Study of congenital ichthyosis (CI) for its lead asset, TMB-001, during the third quarter and announced top line results subsequent to quarter end. TMB-001 is a topical isotretinoin formulated using Timber’s patented IPEG™ delivery system for patients with moderate to severe CI. Clinically meaningful efficacy with a favorable safety profile demonstrated the potential of TMB-001 to be an important option for the treatment of CI where no FDA-approved treatments are currently available and the standard of care is limited. Timber is planning for an end-of-Phase 2 meeting with the FDA in the beginning of 2022 and intends to begin the Phase 3 study of TMB-001 in the second quarter of 2022.

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Recruitment was completed for the ongoing Phase 2b clinical trial evaluating TMB-002 for the treatment of facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), near the end of the third quarter of 2021. Data is expected six months from the date that the last patient was enrolled, as per protocol.

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Timber ended the third quarter with $3.4 million in cash and common shares outstanding of 36.7 million at September 30, 2021, prior to the capital raise of gross proceeds of $17.25 million (inclusive of the over-allotment option) that closed in early November 2021, in which 26,953,125 shares and 26,953,125 warrants were issued.

●	Timber recognized revenue of $266,974 in the third quarter of 2021, consisting of reimbursements as a result of achieving certain clinical milestones in the development of TMB-001, part of a $1.5 million grant from the FDA’s Orphan Products Clinical Trials Grants Program and from a TMB-002 milestone for a licensing agreement with AFT.

For Timber’s complete financial results for the period ended September 30, 2021, see the Company’s quarterly Form 10-Q filed with the Securities and Exchange Commission on November 15, 2021.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and other sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.

John Koconis

Chairman and Chief Executive Officer

jkoconis@timberpharma.com

Investor Relations:

Stephanie Prince

PCG Advisory

(646) 863-6341

sprince@pcgadvisory.com

Media Relations:

Jenna Urban

Berry & Company Public Relations

(212) 253-8881

jurban@berrypr.com

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Timber Pharmaceuticals, Inc. & Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2021	2020
ASSETS	(unaudited)
Current assets
Cash	$3,357,136	$10,348,693
Other current assets	338,200	377,290
Total current assets	3,695,336	10,725,983
Deposits	127,534	114,534
Property and equipment, net	17,012	—
Right of use asset	712,902	787,432
Total assets	$4,552,784	$11,627,949

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable	$1,042,290	$395,049
Accrued expenses	659,865	768,661
Lease liability, current portion	313,996	217,651
Total current liabilities	2,016,151	1,381,361
Notes payable	37,772	37,772
Lease liability	419,683	579,455
Deferred tax liability	37,842	37,842
Other liabilities	73,683	73,683
Total liabilities	2,585,131	2,110,113

Commitments and contingencies (Note 8)

Redeemable Series A convertible preferred stock, par value $0.001; 2,500 shares authorized; 1,819 shares issued and outstanding as of September 30, 2021 and December 31, 2020	2,018,663	1,909,805

Stockholders' (deficit) equity
Common stock, par value $0.001; 450,000,000 shares authorized; 36,659,685 shares issued and outstanding as of September 30, 2021, and 27,132,420 shares issued and outstanding as of December 31, 2020	36,660	27,132
Additional paid-in capital	26,003,593	25,826,295
Accumulated deficit	(26,091,263)	(18,245,396)
Total stockholders' (deficit)equity	(51,010)	7,608,031
Total liabilities, redeemable convertible preferred stock, and stockholders' (deficit) equity	$4,552,784	$11,627,949

Timber Pharmaceuticals, Inc. & Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020

Grant revenue	$225,128	$324,521	$400,789	$351,428
Milestone revenue	41,846	—	295,738	—
Total revenue	266,974	324,521	696,527	351,428

Operating costs and expenses
Research and development	1,974,193	685,207	4,623,811	2,239,607
Research and development - license acquired	—	—	—	12,371,332
Transaction costs	—	—	—	1,501,133
Selling, general and administrative	1,296,641	1,233,849	3,918,042	2,745,728
Total operating expenses	3,270,834	1,919,056	8,541,853	18,857,800
Loss from operations	(3,003,860)	(1,594,535)	(7,845,326)	(18,506,372)

Other (expense) income
Interest expense	—	—	—	(4,416,746)
Interest income	—	—	—	816,655
Change in fair value of investment in BioPharmX	—	—	—	559,805
Change in fair value of warrant liability	—	4,423,833	—	5,607,293
Gain on foreign currency exchange	(1,544)	7,197	(541)	11,651
Total other (expense) income	(1,544)	4,431,030	(541)	2,578,658
Net (loss) income	(3,005,404)	2,836,495	(7,845,867)	(15,927,714)
Accrued dividend on preferred stock units	—	—	—	(52,669)
Cumulative dividends on Series A preferred stock	(36,685)	(36,685)	(108,858)	(53,831)
Net (loss) income attributable to common stockholders	$(3,042,089)	$2,799,810	$(7,954,725)	$(16,034,214)

Basic net (loss) income per share attributable to common stockholders	$(0.08)	$0.15	$(0.22)	$(1.32)
Diluted net (loss) income per share attributable to common stockholders	$(0.08)	$0.14	$(0.22)	$(1.32)

Basic weighted average number of shares outstanding	36,659,685	18,891,206	35,873,780	12,160,048
Diluted weighted average number of shares outstanding	36,659,685	19,357,370	35,873,780	12,160,048